UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2005

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition

On December 7, 2005 (after the close of business) ICO, Inc. issued a press release announcing its financial results for the quarter and fiscal year ended September 30, 2005. A copy of the press release is furnished herewith as Exhibit 99.1.

As provided in General Instructions B.2 of Form 8-K, the information in this Item 2.02 (including the portion of the press release attached hereto as Exhibit 99.1 incorporated by reference in this Item 2.02) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

ITEM 7.01 Regulation FD Disclosure

In the Company’s conference call with investors on December 8, 2005, in response to a question about what the Company expects the tax rate will be in fiscal year 2006, the Company’s Chief Financial Officer stated that he expects the tax rate to be 37 - 38%, although effective tax planning may allow the Company to achieve a lower rate. In response to a question about the Company’s positive outlook for the first quarter of the Company’s fiscal year 2006, the Company’s Chief Financial Officer stated that he expects improvement in the first quarter to be driven by both lower Selling, General & Administrative expenses and improved sales and service volumes.

As provided in General Instructions B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated December 7, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: December 8, 2005	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer